                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (as it may be amended from time to time, the "Agreement") made and entered on February 3, 1999, by and between ProFutures Special Equities Fund, L.P. ("ProFutures") and Coventry Industries Corp. (the "Company").

         WHEREAS, the Company and ProFutures entered into a Subscription Agreement dated January 16, 1998 and amended as of March 31, 1998 (the "Subscription Agreement") pursuant to which ProFutures purchased 1,250 shares of the Company's 5% Convertible Preferred Stock (the "Preferred Stock"); and

         WHEREAS, the Company desires to redeem the Preferred Stock on the terms set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises, and undertakings set forth herein, the parties agree as follows:

1. Upon the closing of the private placement on the terms set forth on Exhibit A hereto, the Company will deliver to ProFutures the following (the "Coventry Deliveries"):

         (a) A bank check or wire transfer in the amount of $600,000.

         (b) Three 8% Convertible Promissory Notes in the aggregate principal amount of $819,000 in the form of Exhibit B hereto, all of which are the same except for the conversion prices of $.91, $1.36 and $1.36, respectively.

         (c) An 8% Promissory Note in the amount of $81,000 in the form of Exhibit C hereto.

         (d) A certificate representing 250,000 shares of Company Common Stock (or if after the planned 1-for-8 reverse split 31,250 shares).

         (e) A Pledge and Security Agreement, in the form of Exhibit D hereto, relating to the pledge by Stephen Rosedale and Ronald Wilheim of up to 2,000,000 shares (presplit) of the Company to secure the Notes (the "Pledged Shares").

         (f) An Escrow and Control Agreement, in the form of Exhibit E hereto, with respect to the Pledged Shares.

2. Simultaneously with the Coventry Deliveries, ProFutures will deliver to the Company the following:

         (a) Stock certificate representing the Preferred Stock, which shall be retired by the Company.

         (b) Option Agreement, in the form of Exhibit F hereto.

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         (c) Executed copy of an amendment or joinder to the Company's existing
Voting Agreement.

         (d) The Warrants to purchase 250,000 shares of the Company's Common Stock held by ProFutures to be cancelled.

3. Effective upon the Coventry Delivery, the Subscription Agreement will be terminated and, therefore, ProFutures will then waive only such claims that it has to dividends and penalties payable under such Agreement and shares that may be required to be issued under the Subscription Agreement.

4. Effective upon the receipt by ProFutures of $900,000 in cash representing the repayment of the aggregate principal amount of the outstanding Notes described in Section 1(b) and (c) above, and accrued interest on the Notes, ProFutures will waive and hereby release and discharge the Company, and the Company will waive and hereby release and discharge ProFutures, from any and all liability of whatever kind or nature arising from any acts or omissions of either party, known or unknown, asserted or unasserted, which occurred up to the date of this Agreement, including but not limited to all liability for any acts that may have violated their rights under any contract, tort, or other common law, or any other duty or obligation of any kind; all liability, asserted or unasserted, known or unknown, suspected or unsuspected, which was or may have been alleged against or imputed to either party by the other party or anyone acting on its behalf up to the date of this Agreement.

5. The Company hereby represents and warrants to ProFutures that, as of the date hereof, each of the representations and warranties set forth in Section 2.2(a),
(b), (e) through (i) of the Subscription Agreement, incorporated herein as if fully set forth, is true and correct, except that the Company has been notified by the NASDAQ SmallCap Market that its common stock will be delisted on February 19, 1999 if the Company does not meet such Market's listing requirements by that date.

6. If the Coventry Deliveries are not made by the earlier of: (a) 5:00 p.m., Austin, Texas time, February 28, 1999; or (b) suspension of trading or delisting of the Company's Common Stock on the NASDAQ SmallCap Market, this Agreement shall be null and void. In such event, ProFutures shall be free to pursue all rights and remedies at law or in equity under the Subscription Agreement or otherwise.

7. This Agreement constitutes the entire agreement between the parties in relation to its subject matter, supersedes all prior agreements between the parties, if any, concerning its subject matter, and may not be altered, amended, modified, superseded, canceled, or terminated except by a writing duly executed by the parties or their attorneys on their behalf.

8. If any of the provisions, terms, clauses, waivers, or releases of claims or rights contained in this Agreement are declared illegal, unenforceable, or ineffective in a legal forum of competent jurisdiction, then such provisions, terms, clauses, waivers, or releases of claims or rights shall be deemed severable, such that all other provisions, terms, clauses, waivers, and releases of claims and rights contained in this Agreement shall remain valid and binding upon the parties.

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9. This Agreement shall be governed by the laws of the State of Florida, without reference to its principles governing conflicts of law.

         The Company and ProFutures each hereby (i) irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and ProFutures each consents to process being served in any such suit, action or proceeding by mailing a copy thereof to its principal business address and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.


         IN WITNESS WHEREOF, Coventry Industries Corp. and ProFutures Special Equities Fund, L.P. have acknowledged and executed this Agreement as of the date hereof.

         COVENTRY INDUSTRIES CORP.



         By:  /s/  Robert Hausman
              --------------------------------
              Robert Hausman, President

         PROFUTURES SPECIAL EQUITIES FUND, L.P.
         By: ProFutures Fund Management, Inc., a General Partner


         By:  /s/  Gary D. Halbert
              ---------------------------------
              Gary D. Halbert, President





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